EXHIBIT 24B

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                           Reznick Fedder & Silverman
           Certified Public Accountants [bullet] Business Consultants
                           A Professional Corporation

   4520 East-West Highway [bullet] Suite 300 [bullet} Bethesda, MD 20814-3319
              [bullet] (301) 652-9100 [bullet] Fax (301) 652-1848






                                 April 3, 1997


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

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We consent to the inclusion in this Registration Statement on Form S-11 our report dated March 18, 1997 on the audited financial statements of BCTC IV Assignor Corp. and Boston Capital Associates IV L.P., as of December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ Reznick Fedder & Silverman

                                                      REZNICK FEDDER & SILVERMAN


[letterhead]
217 East Redwood St.               212 S. Tryon St.
Baltimore, MD 21202-3316           Charlotte, NC 28281-8100
Telephone: (410) 727-4340          Telephone: (704) 332-9100
Fax: (410) 727-0460                Fax: (704) 332-6444

745 Atlantic Avenue                P.O. Box 501298
Boston, MA 02111-2735              Atlanta, GA 31150-1298
Telephone: (617) 423-5855          Telephone: (770) 844-0644
Fax: (617) 423-6651                Fax: (770) 844-7363